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                                                                    Exhibit 23.1




                             ACCOUNTANTS' CONSENT



      We have issued our reported dated August 8, 1997, accompanying the consolidated financial statements of Kentucky First Bancorp, Inc. which are incorporated within the Annual Report on Form 10-KSB for the year ended June 30, 1997. We hereby consent to the incorporation by reference of said report in Kentucky First Bancorp, Inc.'s Form S-8.




/s/ Grant Thornton LLP


Cincinnati, Ohio
September 25, 1997